                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement of BANC ONE CORPORATION on Form S-4 of our report dated February 21, 1996 on our audits of the consolidated financial statements of BANC ONE CORPORATION which includes an explanatory paragraph regarding the change in method of accounting for certain investment securities in 1994 and the change in method of accounting for income taxes and post-retirement benefits other than pensions in 1993 as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, included in BANC ONE CORPORATION's Annual Report on Form 10-K for the year ended December 31, 1995, as amended by Form 10-K/A filed on June 27, 1996. We also consent to the reference to our firm under the caption of "Experts" on Form S-4.

                                            /s/ COOPERS & LYBRAND L.L.P.
                                            ------------------------------------
                                            COOPERS & LYBRAND L.L.P.

Columbus, Ohio
February 18, 1997